Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, solson1@vailresorts.com

VAIL RESORTS PROVIDES BUSINESS UPDATE IN RESPONSE TO COVID-19

BROOMFIELD, Colo. - April 1, 2020 - Vail Resorts today provided an update on its response to the evolving impact of COVID-19 on its business.

Rob Katz, Chief Executive Officer, said, “The circumstances surrounding COVID-19 are unprecedented and the financial impact to our Company and the broader travel industry has been significant. Following the difficult decision to close our North American mountain resorts, retail stores and lodging properties for the remainder of the 2019/2020 North American ski season, we have quickly transitioned to evaluating the longer-term impacts for our Company and our resort operations. While we will continue to assess our ability to reopen select resorts for late-season skiing, we are keenly aware that the current travel restrictions may stay in place beyond that timeframe and could ultimately impact the timing of our ability to open our North American resorts for their summer season and our Australian resorts for their winter season. And once we are able to reopen, we assume weaker travel demand may continue, impacting our fourth fiscal quarter of 2020 and our first fiscal quarter of 2021.

“The Company went into this challenging time period with a strong financial position and based on recent events, we are currently incorporating more challenging scenarios into our planning for our fourth fiscal quarter of 2020 and the first fiscal quarter of 2021. As mentioned in our March 18, 2020 press release, we are taking additional proactive steps to align our capital spending and return of capital approach to ensure that we remain positioned for long-term success. We are also taking steps to address our operating costs and the inability of many of our employees to perform their roles in the current environment.

“We are reducing our capital plan for calendar 2020 by approximately $80-$85 million, with the vast majority of these savings coming from the deferral of many of our discretionary capital projects. We are planning to defer all new chair lifts, terrain expansions and other mountain and base area improvements, while continuing with the vast majority of our maintenance capital spending.

“In this moment, we believe that maintaining liquidity is in the best long-term interests of the Company and our shareholders, and, as such, the Company’s Board of Directors has made the decision to suspend our quarterly cash dividend for the next two quarters, preserving over $140 million of liquidity for our business. We remain committed to returning excess capital to shareholders and will re-evaluate decisions on capital allocation in December 2020. The Company’s previously announced dividend payment occurring on April 9, 2020, is not affected by this suspension.

“To ensure we can navigate the financial challenges ahead and because of the reality of their inability to work at their locations, we have made the difficult decision to furlough the majority of our U.S. year-round hourly employees for at least a month, and potentially longer depending on when we are able to reopen our operations. We will be continuing healthcare coverage for these employees, including covering the entire cost of their healthcare premiums and hope to bring these employees back to work as soon as possible. Additionally, we will be implementing a six-month salary reduction for all U.S. salaried employees, with reductions beginning at 5% and rising to 25% for our top executives. As CEO, I will be foregoing my full salary for the next six months and our Board of Directors will also be foregoing 100% of their cash compensation during this period. We also may announce potential changes for our Canadian-based and Australian-based employees, but our approach will be based on the unique challenges faced by those resorts and any other local considerations.

“We have also communicated with our season pass holders and indicated that we have heard their frustration about the early closure to the 2019/2020 ski season and are committed to identifying an approach for them that acknowledges this past season and retains their loyalty for the future. We intend to share more details about our season pass plans with our guests by the end of April and are deferring all auto-renew charges and all spring deadlines for Buddy Tickets into May.

“This is one of the most challenging times many of us can remember, and it is disappointing to announce these changes, especially those impacting our employees. However, we also recognize that the impacts of the current crisis have certainly hit the travel industry and our Company quite hard. We believe that the actions we are announcing today will allow the Company to maintain cushion on our liquidity and financial covenants under our credit facilities through the upcoming quarters and position the Company for success in the future. I am evermore grateful for the commitment and loyalty of our employees, guests and community members during this challenging time.”

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 world-class mountain resorts and urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including the timing for re-opening our North American resorts; the payment of dividends; our expectations regarding the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021; the ultimate effects of COVID-19 on our business and results of operations; our planned deferred capital expenditures for calendar year 2020; and our expectations regarding our liquidity and financial covenants under our credit facilities. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the ultimate duration of COVID-19 and its short-term and long-term impacts on consumer behaviors, the economy generally and our business and results of operations; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the current outbreak of COVID-19), and the cost and availability of travel options and changing consumer preferences; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Falls Creek, Hotham, Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019, which was filed on September 26, 2019.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.